EXCHANGE AGREEMENT

This Exchange Agreement (the “Agreement”), dated as of December 29, 2009, is between Accountabilities, Inc., a Delaware corporation (the “Company”) and Tri-State Employment Services, Inc., a Nevada corporation (the “Holder”).

Recitals

A.           The Holder is the owner of that certain (i) Convertible Secured Promissory Note, dated March 31, 2006, issued by the Company and attached hereto as Exhibit A (the “Convertible Note”) and (ii) Promissory Note, dated March 31, 2006, issued by the Company and attached hereto as Exhibit B (the “Promissory Note,” and with the Convertible Note, each a “Note” and collectively, the “Notes”) as well as the obligations and liabilities of the Company and any pertinent affiliate thereof which were sold and transferred (along with the Notes) to the Holder pursuant to that certain Debt Purchase Agreement, dated December 29, 2009, between the Holder and the Bernard Freedman and Alice Freedman Living Trust under Agreement dated April 28, 1992 (the “Debt Purchase Agreement”) and referred to therein as the “Transferred Rights.”  The Debt Purchase Agreement is attached hereto as Exhibit C.  The Notes and the Transferred Rights are collectively referred to herein as the “Company Obligations” and the Company has previously consented to the sale and transfer of the Company Obligations to the Holder.

B.           The Company has experienced and continues to experience liquidity issues, including debt service obligations and insufficient operating cash flow, and as a result the Board of Directors of the Company has determined that it would be in the best interests of the Company to restructure the debt obligations of the Company to strengthen the Company’s balance sheet.

C.           The Company has previously been advised by Messrs. Joseph Cassera, John Messina and Jay Schecter, directors of the Company and, in the case of Messrs. Messina and Schecter, the President and Chief Executive Offer, respectively of the Company, and by the Holder, an affiliate of the Company and an affiliate of Messrs. Cassera, Messina and Schecter, that the Holder was contemplating entering into an agreement for the purchase of the Company Obligations.

D.           The Holder had previously disclosed to the Company the terms of the Debt Purchase Agreement and offered to the Company (i) to assign to the Company its agreement for the purchase of the Company Obligations, thereby giving the Company the opportunity to purchase the Company Obligations on the same terms as negotiated by the Holder, or (ii) to exchange the Company Obligations, after they were acquired by the Holder, for shares of the Company’s common stock.

E.           The Board of Directors of the Company appointed Norman Goldberg, the sole director of the Company who is not affiliated with the Holder and who has no financial or other interest in connection with the Company Obligations, to act as a special committee of independent directors (the “Special Committee”) to review and, if he determined to be appropriate, approve either the acquisition of the Company Obligations on the terms set forth in the Debt Purchase Agreement or the exchange of the Company Obligations, after they were acquired by the Holder, for shares of the Company’s common stock.

F.           The Special Committee consulted with members of management (other than Messrs. Messina and Schecter) and other advisors with regard to the proposal and determined that the Company did not have, and could not on reasonable terms obtain, sufficient cash to purchase the Company Obligations on the terms offered to the Holder, and therefore the Special Committee on behalf of the Company determined that it was not in the best interests of the Company to exercise the opportunity to acquire the Company Obligations on such terms.

G.           The Special Committee did determine that it would be in the best interests of the Company to exchange the Company Obligations, after they were acquired by the Holder, for shares of the Company’s common stock.

H.           The Special Committee, following negotiations with the Holder and execution of the Debt Purchase Agreement, approved the terms of the exchange of the Company Obligations for 2,333,333 shares of the Company’s common stock, par value $0.0001 per share (the “Exchange Common Stock”) at a per share exchange price of $0.30 per share.

Agreement

NOW, THEREFORE, in consideration of the foregoing recitals and for good and valuable consideration, the parties hereto agree as follows:

Section 1.	EXCHANGE OF SECURITIES AND RELEASE OF COMPANY OBLIGATIONS

1.1           Exchange.  Subject to the terms and conditions set forth herein, the Company agrees to issue and deliver the Exchange Common Stock to the Holder in exchange for the Company Obligations.

1.2           The Closing of the Exchange.  On the date hereof, the Company will deliver to the Holder, and the Holder hereby agrees to accept, the Exchange Common Stock, against the Holder’s delivery of each of the Notes to the Company for cancellation and the release contained herein as to the Company Obligations. The Company will deliver to the Holder on the date hereof a certificate or certificates representing the Exchange Common Stock, registered in the name of the Holder or, if requested by the Holder, in the name of an affiliate of the Holder or nominee for the Holder or such affiliate’s benefit.  In exchange for the Exchange Common Stock, the Holder will deliver to the Company, and the Company hereby agrees to accept, each of the Notes and the release contained herein as to the Company Obligations.  The closing of the transactions contemplated hereby shall be held at the offices of Bryan Cave LLP, 1290 Avenue of the Americas, New York, New York 10104, on the date hereof, or at such other place or time as all parties hereto may agree.  Upon execution hereof, and effective only upon the consummation of the transactions contemplated hereby, the Holder hereby assigns to the Company the benefit of the representations and warranties set forth in Section 4 of the Debt Purchase Agreement.

1.3           Release.  The Holder hereby releases and discharges the Company and its respective officers, directors, employees, agents, subsidiaries and members, and the heirs, executors, legal representatives, successors and assigns of each of the foregoing, from and against any and all actions, causes of action, lawsuits, accounts, sums of money, indebtedness, agreements, damages, losses, claims, demands, expenses, covenants, agreements, liabilities and obligations whatsoever against any of them which have arisen or may arise solely by reason or in respect of the Company Obligations which the Holder, its legal representatives, successors or assigns ever had, now have or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the date hereof.  The Company shall be authorized to file all UCC termination statements and discharges naming the Company as debtor in connection with the Company Obligations.  This provision shall not be effective unless and until the Holder actually receives the Exchange Common Stock and the Company actually cancels the Notes.

1.4           Further Assurances.  If at any time any further action is necessary to effect the transactions contemplated hereby, each party hereto will take such further reasonable action (including executing and delivering any further instruments and documents, obtaining any permits and consents and providing any reasonably requested information) as any other party may reasonably request, all at the requesting party’s sole costs and expense.

Section 2.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

The Company hereby represents, warrants and covenants to the Holder as follows:

2.1           Existence and Power.  The Company (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (ii) has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions described herein.

2.2           Authorization; Binding Effect.  The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations under this Agreement and the consummation of the transactions described herein by the Company have been duly authorized by all requisite action on the part of the Company.  This Agreement is the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that such enforcement (i) may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally and (ii) is subject to the availability of equitable remedies, as determined in the discretion of the court before which such a proceeding may be brought.

2.3           No Conflicts.  The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including the issue and sale of the Exchange Common Stock) will not (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) violate any provision of any existing law, statute, rule, regulation or ordinance applicable to the Company, (iii) any order, writ, judgment, award or decree of any court, governmental authority, bureau or agency to which the Company is a party or by which it may be bound or (iv) any contract or other agreement or undertaking to which the Company is a party or by which the Company may be bound.

2.4           Authorization and Issuance of Exchange Common Stock.  The Company has a sufficient number of authorized and unissued and unreserved shares of common stock available in order to issue the Exchange Common Stock in accordance with the terms of this Agreement.  Upon issuance, the Exchange Common Stock will have been duly and validly authorized and issued and will be fully paid and non-assessable free and clear of any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind.

2.5           Governmental Consent. Other than possible filings with the Securities and Exchange Commission, none of the execution, delivery or performance of this Agreement (including the offer, issue and sale of the Exchange Common Stock) require the consent, approval or authorization of, or filing, registration or qualification with, any governmental authority.

Section 3.	REPRESENTATIONS AND WARRANTIES OF HOLDER

The Holder hereby represents, warrants and covenants to the Company as follows:

3.1           Ownership of Company Obligations. The Holder is the sole owner of the Company Obligations and is the sole legal record and beneficial owner of the Notes and is conveying the Company Obligations to the Company free and clear of any liens, claims, interests, charges or other encumbrances that it shall have created.  The Holder has neither previously sold, assigned, conveyed, transferred or otherwise disposed of, in whole or in part, the Company Obligations, nor is the Holder party to any agreement other than this Agreement to sell, assign, convey, transfer or otherwise dispose of, in whole or in part, such Company Obligations.

3.2           Due Authorization. The Holder represents and warrants that (i) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on its behalf and (ii) this Agreement has been duly executed and delivered by the Holder and constitutes the valid and binding obligation of the Holder, enforceable against it in accordance with its terms, except that such enforcement (x) may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally and (y) is subject to the availability of equitable remedies, as determined in the discretion of the court before which such a proceeding may be brought.

Section 4.	MISCELLANEOUS

4.1           Notices.  All communications under this Agreement shall be in writing and shall be delivered by first class mail, overnight mail through a national reputable delivery service, by hand or confirmed facsimile transmission to the address or facsimile number for such party on the signature page hereto.  Notices under this Agreement shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified on the signature page hereto prior to 5:30 p.m. (New York City time) on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified on the signature page hereto later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

4.2           Survival. All representations and warranties made herein or in any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by the parties hereto and shall survive the issuance of the Exchange Common Stock.

4.3           Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties; provided however that no party may assign this Agreement or the obligations and rights of such party hereunder without the prior written consent of the other party hereto.

4.4           Amendment and Waiver.  This Agreement may not be amended, modified or waived except by an instrument in writing signed on behalf of each of the parties hereto.

4.5           Counterparts. This Agreement may be executed in one or more counterparts each of which shall be an original and all of which together shall constitute one and the same instrument.  Any signature delivered by facsimile shall have the legal effect of the original thereof.

4.6           Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

4.7           Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of laws.

4.8           Expenses. Each of the parties to this Agreement shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

4.9           Entire Agreement. This Agreement, together with all exhibits, including any schedules hereto constitutes the entire agreement among the parties pertaining to the transactions contemplated hereby and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties on such matter.

4.10         Waiver of Jury Trial.  EACH OF THE COMPANY AND THE HOLDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY LAWSUIT, PROCEEDING OR ACTION TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR TO BE DELIVERED IN CONNECTION WITH THIS AGREEMENT AND AGREES THAT ANY LAWSUIT, PROCEEDING OR ACTION WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

ACCOUNTABILITIES, INC.

By:	/s/ Jay H. Schecter
Name: Jay H. Schecter
Title:Chief Executive Officer

Address:

160 Broadway, 11th Floor
New York, New York 10036

TRI-STATE EMPLOYMENT SERVICES, INC.

By:	/s/ Robert Cassera
Name: Robert Cassera
Title: President

Address:

160 Broadway, 15th Floor
New York, New York 10036